                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          N/A
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          N/A
          ---------------------------------------------------------------------
     (5)  Total fee paid:

          N/A
          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          N/A
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          N/A
          ---------------------------------------------------------------------
     (3)  Filing Party:

          N/A
          ---------------------------------------------------------------------
     (4)  Date Filed:

          N/A
          ---------------------------------------------------------------------

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                            3400 WEST WARREN AVENUE
                           FREMONT, CALIFORNIA 94538

                            ------------------------

                            NOTICE OF ANNUAL MEETING

TO THE STOCKHOLDERS OF SUNRISE TECHNOLOGIES INTERNATIONAL, INC.:

     You are cordially invited to attend the annual meeting (the "Annual Meeting") of the holders of common stock, par value $0.001 per share of Sunrise Technologies International, Inc. ("Sunrise" and, together with its subsidiaries, the "Company"), to be held on April 30, 1999 at 10:00 a.m., local time, at the Doubletree Hotel, located at 2050 Gateway Place, San Jose, California 95110.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

     1. To elect two Class III directors of Sunrise, each to serve a three-year term expiring upon the annual meeting of stockholders to be held in the year 2002, or until his or her respective successor is elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 1999.

     3. To approve the adoption of the 1999 Long-Term Equity Compensation Plan.

     4. Such other business as may properly come before the meeting or adjournments thereof.

     A Proxy Statement and proxy card accompany this Notice of Annual Meeting.

     The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. All of such stockholders are cordially invited to attend the Annual Meeting in person. However, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A pre-addressed postage-paid envelope is enclosed herewith for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

                                          Sincerely,
                                          [KOENIG SIG]
                                          Joseph D. Koenig
                                          Chairman of the Board

Fremont, California
April 9, 1999

                             SUNRISE ANNUAL MEETING
                                PROXY STATEMENT

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS (THE "BOARD") OF SUNRISE TECHNOLOGIES INTERNATIONAL, INC. ("SUNRISE" AND, TOGETHER WITH ITS SUBSIDIARIES, THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") SCHEDULED TO BE HELD ON APRIL 30, 1999, AT 10:00 A.M., LOCAL TIME, AT THE DOUBLETREE HOTEL, LOCATED AT 2050 GATEWAY PLACE, SAN JOSE, CALIFORNIA 95110. Sunrise intends to mail this Proxy Statement and the accompanying proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 9, 1999.

     At the Annual Meeting, holders of common stock of Sunrise ("Sunrise Stock") will be asked to consider and vote upon the following proposals (the "Proposals"): (i) to elect two Class III directors of Sunrise, each to serve a three-year term expiring upon the annual meeting of stockholders to be held in the year 2002, or until his or her respective successor is elected and qualified; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 1999; and (iii) to approve the adoption of the 1999 Long-Term Equity Compensation Plan.

RECORD DATE; VOTING

     The Board has fixed the close of business on April 1, 1999 as the record date for the determination of holders of Sunrise Stock entitled to notice of and to vote at the Annual Meeting. As of April 1, 1999, there were 42,102,296 shares of Sunrise Stock issued and outstanding, held of record by 835 persons.

     Each share of Sunrise Stock is entitled to one vote on each of the Proposals. The presence, whether in person or by proxy, of a majority of the outstanding shares of Sunrise Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions from voting and broker non-votes on a particular Proposal will be counted for purposes of determining the presence of a quorum but will not be counted as affirmative or negative votes on the Proposals.

     The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy, at the Annual Meeting, is required for election of the nominees as Class III directors of the Company. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the other Proposals. Accordingly, abstentions and broker non-votes will not have any effect on the Proposals.

REVOCABILITY OF PROXIES

     If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote such proxy. A proxy also may be revoked before it is exercised by filing with the Secretary of Sunrise a duly signed revocation or a proxy bearing a later date.

SOLICITATION

     Sunrise will bear the entire cost of the solicitation of proxies from its stockholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Sunrise Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of Sunrise. No additional compensation will be paid to such persons for such services. Sunrise also intends to employ the services of Beacon Hill Partners, Inc., a professional solicitation company ("Beacon Hill"), to assist with solicitation of stockholders. Beacon Hill will be paid a fee of $3,000 plus out-of-pocket expenses.

     ChaseMellon Shareholder Services LLC, transfer agent and registrar for the Sunrise Stock, will be paid its customary fee, estimated to be $4,000.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Sunrise Stock as of March 22, 1999 by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Sunrise Stock;
(ii) each of the Company's directors; (iii) each of the Company's executive officers; and (iv) all directors and executive officers of the Company as a group.

                                                           BENEFICIAL OWNERSHIP(1)
                                                           ------------------------
                                                           NUMBER OF    PERCENT OF
                   NAME AND ADDRESS(2)                       SHARES       SHARES
                   -------------------                     ----------   -----------
C. Russell Trenary, III(3)...............................    401,092          *
Tina T. Herbert(4).......................................      6,832          *
Paul M. Malin(5).........................................    126,003          *
Jeannie G. Cecka(6)......................................    116,257          *
Robert A. Haddad(7)......................................    178,356          *
Richard T. VanRyne(8)....................................    156,444          *
Joseph D. Koenig(9)......................................    165,409          *
Michael S. McFarland, M.D.(10)...........................     55,166          *
R. Dale Bowerman(11).....................................     78,683          *
David C. Brown
  4101 Evans Avenue
  Ft. Myers, Florida 33901...............................  3,168,580        7.5
All executive officers and directors as a group (9
  persons)(12)...........................................  1,284,242        3.0%

---------------
  *  Less than one percent

 (1) Based on information provided by each of the identified officers, directors and stockholders.

 (2) Unless otherwise indicated, the persons named in the table above have the sole voting and investment power with respect to all shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each beneficial owner is: c/o Sunrise Technologies International, Inc., 3400 West Warren Avenue, Fremont, California 94538.

 (3) Includes 313,855 shares that Mr. Trenary does not currently own, but which he has the right to acquire within 60 days of March 22, 1999, pursuant to outstanding options granted under the Company's stock option plan ("Options"), 22,857 shares associated with warrants granted in February 1997 and 16,666 shares pursuant to outstanding warrants granted in January 1999.

 (4) Includes 6,832 shares that Ms. Herbert does not currently own, but which she has the right to acquire within 60 days of March 22, 1999, upon exercise of Options.

 (5) Includes 120,503 shares that Mr. Malin does not currently own, but which he has the right to acquire within 60 days of March 22, 1999, upon exercise of Options and 2,500 shares pursuant to outstanding warrants granted in January 1999.

 (6) Includes 106,991 shares that Ms. Cecka does not currently own, but which she has the right to acquire within 60 days of March 22, 1999, upon exercise of Options and 4,166 shares pursuant to outstanding warrants granted in January 1999.

 (7) Includes 113,037 shares that Mr. Haddad does not currently own, but which he has the right to acquire within 60 days of March 22, 1999, upon exercise of Options, 39,153 shares that may be acquired within 60 days by a family trust over which Mr. Haddad holds voting and investment power upon conversion of a 12% convertible note issued in January 1998, 20,000 shares that may be acquired within 60 days by such trust upon exercise of warrants and 4,166 shares pursuant to outstanding warrants granted in January 1999.

 (8) Includes 32,500 shares that Mr. VanRyne does not currently own, but which he has the right to acquire within 60 days of March 22, 1999, upon exercise of Options, 39,153 shares that may be acquired within 60 days upon conversion of a 12% convertible note issued in January 1998 and 20,000 warrants associated with such convertible note held by an IRA over which Mr. VanRyne holds voting and investment power and 62,791 shares pursuant to outstanding warrants granted in January 1999.

 (9) Includes 85,833 shares that Mr. Koenig does not currently own, but which he has the right to acquire within 60 days of March 22, 1999, upon exercise of Options, 19,576 shares he has the right to acquire within 60 days upon conversion of a 12% convertible note and 60,000 shares that he may acquire within 60 days upon exercise of warrants.

(10) Includes 49,166 shares that Dr. McFarland does not currently own, but which he has the right to acquire within 60 days of March 22, 1999, upon exercise of Options.

(11) Includes 28,333 shares that Mr. Bowerman does not currently own, but which he has the right to acquire within 60 days of March 22, 1999, upon exercise of Options.

(12) Includes 857,050 shares that such persons do not currently own, but which they have the right to acquire within 60 days of March 22, 1999, upon exercise of Options, 97,882 shares they may acquire within 60 days upon conversion of 12% convertible notes, 122,857 shares they may acquire within 60 days upon exercise of warrants and 90,289 shares they may acquire pursuant to outstanding warrants granted in January 1999.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Sunrise's Certificate of Incorporation (the "Certificate") and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board presently has four members. At the Annual Meeting, stockholders will be asked to elect two Class III directors to serve until the annual meeting of stockholders to be held in the year 2002 or until his or her respective successor is elected and qualified. There is a vacancy on the Board for the position of a Class II director with a term expiring in 2001 formerly held by Timothy A. Marcotte. Mr. Marcotte resigned his directorship on March 20, 1999. The Board will fill that position when it has determined a suitable replacement.

     The two persons who are properly nominated and who receive the highest number of votes at the Annual Meeting will be elected as Class III directors. Shares represented by executed proxies will be voted for the election of each of the nominees named below (the "Nominees"), unless authority to vote for such Nominees is specifically withheld. If either of the Nominees is unavailable for election, such shares will be voted for the election of a substitute nominee that management of Sunrise may propose. Each of the Nominees has agreed in writing to serve as a director if elected.

     The following table provides information regarding the Nominees and the continuing directors of Sunrise:

                                                              PRINCIPAL OCCUPATION/
                                          DIRECTOR                POSITION HELD
            NAME               AGE     CLASSIFICATION           WITH THE COMPANY
            ----               ---     --------------         ---------------------
NOMINEES:
Joseph D. Koenig.............  69    Class III            Chairman of the Board of
                                                          Sunrise and Consultant for
                                                          Koenig Associates, a
                                                          management consulting firm
C. Russell Trenary, III......  41    Class III            President and Chief Executive
                                                          Officer of Sunrise
CONTINUING DIRECTORS:
R. Dale Bowerman.............  59    Class I              Retired, former President of
                                     (term expires 2000)  SHA, LLC, an HMO doing
                                                          business as Firstcare
Michael S. McFarland, M.D....  48    Class II             Ophthalmologist
                                     (term expires 2001)

NOMINEES

     Mr. Koenig was appointed to the Board of Directors of Sunrise in December 1994. Mr. Koenig had also served as a director of Sunrise from August 1991 through January 1994. He has been a consultant for Koenig Associates, a management consulting firm, since October 1985. Mr. Koenig is also a director of Ancot Corporation, Hench Controls Corporation and ORISA Technologies, Inc. Mr. Koenig has a B.S. degree in Electrical Engineering from the University of Illinois.

     Mr. Trenary was appointed the Chief Executive Officer of Sunrise in June 1997. In November 1996, Mr. Trenary was appointed President and Chief Operating Officer of Sunrise and was also appointed to the Board of Directors of Sunrise. Mr. Trenary was appointed President and Chief Operating Officer of Laser Biotech, Inc., a wholly owned subsidiary of Sunrise, in April 1996. From 1995 until the time he joined Sunrise, Mr. Trenary served as Senior Vice President of Sales and Marketing for Vidamed, Inc. Prior to 1995, Mr. Trenary served in various positions with Allergan, Inc., most recently as Senior Vice President, General Manager of AMO Surgical Products, an ophthalmic business. Mr. Trenary has an M.B.A. degree from Michigan State University and a B.S. degree from Miami University (Ohio).

CONTINUING DIRECTORS

     Mr. Bowerman was appointed to the Board of Directors of Sunrise in November 1997. From 1994 until his retirement in 1997, Mr. Bowerman had been employed by SHA, LLC d/b/a Firstcare, a Texas health maintenance organization, most recently as President and Chief Executive Officer. From 1973 to 1994, Mr. Bowerman was Vice President, Finance and Chief Financial Officer at High Plains Baptist Health Systems. Mr. Bowerman is also a director of Carrington Laboratories, Inc., a pharmaceutical research company. Mr. Bowerman has a B.B.A. degree in Accounting from West Texas State University.

     Dr. McFarland was appointed to the Board of Directors of Sunrise in October 1997. From 1980, Dr. McFarland has been a practicing ophthalmologist in Arkansas. Dr. McFarland was the recipient of the Innovators Award of the Irish American Ophthalmological Association in 1992 for his development of sutureless cataract surgery. Dr. McFarland has a B.S. degree from Hendrix College and a M.D. degree from the University of Arkansas.

     None of the members of management were selected as an executive officer or director of Sunrise pursuant to any arrangement or understanding. There are no family relationships between any of the members of management.

                         BOARD MEETINGS AND COMMITTEES

     The Board held four meetings during the year ended December 31, 1998.

     The Board has two standing committees: the Audit Committee and the Compensation Committee (each, a "Committee"). The Board does not have a standing nominating committee or any committee performing the function of such committee. During 1998, each Board member attended 100% of the aggregate number of meetings of the Board and the Committee of the Board on which he served.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial records. The Audit Committee, comprised of Mr. Bowerman and Mr. Koenig, met one time in 1998.

     The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, comprised of Mr. Koenig and Dr. McFarland, met one time during 1998.

                             DIRECTOR COMPENSATION

     Each director of Sunrise who is not an employee of the Company (a "non-employee director") receives a fee of $300 for each Board meeting attended. Non-employee directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Sunrise's policy.

     Each non-employee director of Sunrise, when first elected or appointed as a director of Sunrise, is automatically granted an option to acquire 20,000 shares of Sunrise Stock (a "Directors' Option") under the Non-Employee Directors' Stock Option Plan. Directors' Options are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As of March 22, 1999, non-employee Directors' Options to purchase 20,000 shares of Sunrise Stock were outstanding and 20,000 of such options were fully vested and exercisable.

     In certain instances, non-employee directors have been granted additional options. As of March 22, 1999, non-employee Directors had options to purchase an additional 170,000 shares of Sunrise Stock which were outstanding and 133,332 of such options were fully vested and exercisable.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of Sunrise:

                 NAME                    AGE                  POSITION
                 ----                    ---   ---------------------------------------
C. Russell Trenary, III................  41    President and Chief Executive Officer
                                               and Director
Jeannie G. Cecka.......................  36    Vice President, Clinical and Regulatory
                                               Affairs
Paul M. Malin..........................  45    Vice President, International Sales and
                                               Marketing and Worldwide Business
                                               Development
Robert A. Haddad.......................  52    Vice President, Operations and Product
                                               Development
Richard T. VanRyne.....................  52    Vice President, U.S. Sales and
                                               Marketing
Tina T. Herbert........................  47    Acting Vice President, Finance and
                                               Chief Financial Officer

     Ms. Cecka was appointed Vice President, Clinical and Regulatory Affairs of Sunrise in August 1996. From February 1996 to August 1996, Ms. Cecka was Quality Systems Auditor at Tuv Product Service. From March 1995 to February 1996, Ms. Cecka was Director of Clinical and Regulatory Affairs at MedAcoustics, Inc. From September 1992 to March 1995, Ms. Cecka was Manager of Clinical Research for Baxter Novacor, a developer and marketer of left ventricular assist devices. Prior to September 1992, Ms. Cecka spent seven years at Allergan, Inc. holding positions ranging from Manager, Clinical Affairs to Director, Worldwide Clinical Research. Ms. Cecka has an M.B.A. degree from Pepperdine University and a B.S. degree from UC Irvine.

     Mr. Malin was appointed Vice President, International Sales and Marketing and Worldwide Business Development of Sunrise in September 1998. Prior to joining Sunrise in May 1996, Mr. Malin was the Director of Marketing at IRIDEX Corporation, a medical device manufacturer of ophthalmic laser products from July 1995 to May 1996. From October 1983 to July 1995, Mr. Malin held various senior sales and marketing positions at Allergan, Inc. Mr. Malin has an M.B.A. degree from Pepperdine University and a B.A. degree from Washington and Lee University.

     Mr. Haddad joined Sunrise in March 1997 as Vice President, Operations and Product Development. From March 1991 to March 1997, Mr. Haddad was Vice President, Operations of IRIDEX Corporation, a medical device manufacturer of ophthalmic laser products. Mr. Haddad has an M.B.A. degree from Sacramento State University and a B.S. degree from California State Polytechnic University.

     Mr. VanRyne was appointed Vice President, U.S. Sales and Marketing of Sunrise in September 1998. From August 1997 to September 1998, Mr. VanRyne was Sunrise's Director of Sales and Marketing for the Americas. Prior to joining Sunrise, Mr. VanRyne was the Director of New Business Development at MedLogic Global Corporation, a manufacturer of wound healing products, from April 1996 to August 1997. From April 1995 to April 1996, Mr. VanRyne was a consultant for medical device marketing and educational strategy. From 1986 to April 1995, Mr. VanRyne was employed by Allergan, Inc. in a variety of senior sales and marketing positions.

     Ms. Herbert was appointed Acting Vice President, Finance and Chief Financial Officer of Sunrise on March 9, 1999. From August 1998 to March 1999, she served as Sunrise's Corporate Controller. From November 1997 until August 1998, Ms. Herbert served as Acting Controller of Matrix Pharmaceutical, Inc., a biotechnology company. From September 1992 to October 1997, Ms. Herbert held various management positions with Matrix. Ms. Herbert has an M.B.A. degree from New York Institute of Technology and a B.S. degree from San Jose State University.

     For additional information regarding each of the executive officers of Sunrise who is also a director, see "Proposal 1 -- Election of Directors" above.

SUMMARY COMPENSATION

     The following table sets forth certain compensation information earned during the last three fiscal years by the Chief Executive Officer and the other executive officers of Sunrise whose salaries and bonuses for the year ended December 31, 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                               ANNUAL COMPENSATION      SECURITIES
                                               -------------------      UNDERLYING         ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     OPTIONS(1)(2)(3)   COMPENSATION(4)
     ---------------------------        ----   --------   --------   ----------------   ---------------
C. Russell Trenary, III(5)............  1998   $233,428   $125,000       386,000            $1,500
  President and                         1997   $191,906   $ 20,000       776,500            $1,425
  Chief Executive Officer               1996   $124,045        Nil       400,000               Nil

Timothy A. Marcotte(6)................  1998   $163,564   $ 76,100       116,000            $1,500
  Vice President, Finance               1997   $ 59,135        Nil       392,700               Nil
  and Chief Financial Officer           1996        Nil        Nil           Nil               Nil

Jeannie G. Cecka(7)...................  1998   $131,778   $ 46,200       116,000            $  988
  Vice President, Clinical              1997   $108,938   $ 15,000       317,700            $  930
  and Regulatory Affairs                1996   $ 44,962        Nil        75,000               Nil

Robert A. Haddad(8)...................  1998   $155,000   $ 52,800       116,000            $1,500
  Vice President, Operations            1997   $105,538   $ 25,000       392,700            $  814
  and Product Development               1996        Nil        Nil           Nil               Nil

Paul M. Malin(9)......................  1998   $136,782   $ 46,200       116,000            $1,500
  Vice President, International         1997   $127,917   $ 25,000       292,700            $1,425
  Sales and Marketing and               1996   $ 73,398        Nil       100,000               Nil
  Worldwide Business Development

---------------
(1) Securities are shares of Sunrise Stock underlying Options granted under Sunrise's stock option plans.

(2) Sunrise does not have any restricted stock, stock appreciation right or long-term incentive plans.

(3) The vesting of the Options accelerates upon a change of control. See "Summary of Amended and Restated Change of Control Agreements" below.

(4) Includes Sunrise matching contributions on amounts electively deferred by each Named Executive Officer under Sunrise's 401(k) plan.

(5) Mr. Trenary began employment with the Company in April 1996.

(6) Mr. Marcotte began employment with the Company in August 1997. His employment with the Company terminated on March 9, 1999.

(7) Ms. Cecka began employment with the Company in August 1996.

(8) Mr. Haddad began employment with the Company in March 1997.

(9) Mr. Malin began employment with the Company in May 1996.

EMPLOYEE STOCK OPTIONS

     Sunrise grants Options to purchase Sunrise Stock to its employees, including the executive officers, under both the 1988 Stock Option Plan, as amended (the "1988 Plan"), and the 1997 Stock Option Plan (the "1997 Plan"). As of March 22, 1999, Options to purchase an aggregate of 4,185,187 shares of Sunrise Stock were outstanding under the 1988 Plan and 1997 Plan. In addition, 907,000 warrants to purchase shares of Sunrise Stock were granted to employees in January 1999.

     The following tables set forth certain information regarding Options granted to and held by the Named Executive Officers in 1998.

            OPTIONS GRANTED DURING THE YEAR ENDED DECEMBER 31, 1998

                                             INDIVIDUAL GRANTS(2)                    POTENTIAL REALIZABLE VALUE
                              ---------------------------------------------------     AT ASSUMED ANNUAL RATES
                                              % OF TOTAL                                   OF STOCK PRICE
                                 NUMBER         OPTIONS                                   APPRECIATION FOR
                              OF SECURITIES   GRANTED TO                                STOCK OPTION TERM(3)
                               UNDERLYING      EMPLOYEES    EXERCISE   EXPIRATION    --------------------------
            NAME               OPTIONS(1)       IN 1998      PRICE        DATE           5%             10%
            ----              -------------   -----------   --------   ----------    -----------    -----------
C. Russell Trenary, III.....     386,000         35.7%       $7.63       4/26/08     $1,855,463     $4,682,836
Timothy A. Marcotte.........     116,000         10.7%       $7.63       4/26/08     $  557,600     $1,407,277
Jeannie G. Cecka............     116,000         10.7%       $7.63       4/26/08     $  557,600     $1,407,277
Paul M. Malin...............     116,000         10.7%       $7.63       4/26/08     $  557,600     $1,407,277
Robert A. Haddad............     116,000         10.7%       $7.63       4/26/08     $  557,600     $1,407,277

---------------
(1) Options generally become exercisable, subject to a deferral of exercisability in certain circumstances to preserve their qualification as incentive stock options, at a rate of 1/48 of the underlying shares of Sunrise Stock each month following the grant date.

(2) During January 1999, 907,000 warrants were issued to employees.

(3) The 5% and 10% assumed rates of appreciation applied to the fair market value of the Sunrise Stock over the term of the Option are prescribed by the rules of the Securities and Exchange Commission (the "Commission") and do not represent Sunrise's estimate or projection of the future price of the Sunrise Stock.

                        AGGREGATE YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                                 OPTIONS AT YEAR-END(1)               YEAR-END($)(2)(3)
                   NAME                        EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
                   ----                     --------------------------------      --------------------------
C. Russell Trenary, III...................        267,139/1,295,361                $1,304,436/$3,288,564
Timothy A. Marcotte.......................          140,120/368,580                    $268,002/$892,398
Jeannie G. Cecka..........................           88,271/420,429                    $349,744/$788,406
Paul M. Malin.............................           99,801/408,899                    $413,727/$797,173
Robert A. Haddad..........................           88,860/419,840                    $387,718/$901,682

---------------
(1) For certain Named Executive Officers, a portion of the Options that are listed as unexercisable are vested and will become exercisable for a given Named Executive Officer in the first calendar year that the $100,000 per year limitation under Section 422 of the Code is not exceeded.

(2) Options are deemed to be "in-the-money" if the fair market value of the underlying Sunrise Stock exceeds the exercise price of the Option.

(3) Amounts equal the closing price of Sunrise Stock on December 31, 1998 ($5.94 per share) less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

SUMMARY OF STOCKHOLDER RIGHTS PLAN

     The Board adopted a Stockholder Rights Plan (the "Rights Plan") in which common stock purchase rights (each, a "Right") were distributed as a dividend at the rate of one Right for each share of Sunrise Stock held by stockholders of record as of the close of business on October 24, 1997. The Rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of Sunrise Stock, or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of Sunrise Stock. The Rights Plan expires on October 24, 2007.

SUMMARY OF AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENTS

     The Board adopted separate amended and restated change of control agreements (collectively, the "Change of Control Agreements") with certain of the Named Executive Officers. The Change of Control Agreements were designed to attract and retain valued executives of Sunrise and to ensure that the performance of these executives is not undermined by the possibility, threat or occurrence of a change of control. The Change of Control Agreements provide these executives with separation pay and benefits following a "change of control" in Sunrise and: (i) the executive's subsequent termination of employment by Sunrise (unless such termination is for "cause"), or such termination results from the executive's death, disability or retirement; or
(ii) the executive resigns for "good reason." An eligible termination must occur within two years of the change of control or the agreement entered into with the executive is void. Each Change of Control Agreement will continue until May 8, 2001 and renew for three year periods from that date unless the executive receives written notice of termination of the Change of Control Agreement at least 120 days prior to the renewal date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither of the members of the Compensation Committee of the Board was, during the last fiscal year, an officer or employee of the Company, and there were no interlocking arrangements requiring disclosure where, for example, an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee aims to structure Sunrise's executive compensation programs to enable Sunrise to attract and retain executives capable of leading Sunrise to meet its business objectives and to motivate them to enhance long-term stockholder value. Annual compensation for Sunrise's executive officers consists of three elements: a cash salary, cash bonuses and stock option grants. The Compensation Committee considers a variety of factors in evaluating Sunrise's executive officers and making compensation decisions. These include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to Sunrise and the progress of Sunrise towards achieving its long-term objectives.

  Compensation Policies and Procedures

     Performance reviews of executive officers are conducted by the Compensation Committee. Each executive officer is evaluated based on the executive officer's achievement of goals set by the Compensation Committee or the Chief Executive Officer, as applicable, and one or more interviews of the executive officer by the Compensation Committee. Evaluations of executive officers other than the Chief Executive Officer are also based on the Chief Executive Officer's assessment of the executive officer's contribution to Sunrise.

     In selecting new executive officers, the Compensation Committee considers the specific needs of Sunrise and the expertise and special skills offered by a candidate. The Compensation Committee then determines starting compensation based on its assessment of the package needed to attract executive officers to a development stage company that has incurred substantial losses. Compensation of continuing executive officers is also reviewed periodically against this assessment. As a result, the Compensation Committee may recommend compensation packages in the upper range of cash and equity compensation paid to executive officers by companies of comparable size in similar industries.

     Based on the foregoing policies, the Compensation Committee makes its recommendations to the Board, which ultimately determines each executive officer's compensation package.

  Compensation of Chief Executive Officer

     C. Russell Trenary, III was retained by Sunrise to serve as President in November 1996 and Chief Executive Officer in June 1997. Under the leadership of Mr. Trenary in 1998, Sunrise achieved specific milestones including: (i) the successful completion of several private financings; (ii) the re-listing of Sunrise Stock on the Nasdaq National Market System; (iii) the furthering of the FDA approval process and underlying clinical trials related to Sunrise's holmium laser corneal shaping product; (iv) the submission of Sunrise's premarket approval application for low hyperopia to the Food and Drug Administration on December 14, 1998; (v) the relocation of Sunrise's offices to accommodate growth; and (vi) an increase in Sunrise's stock price.

     Mr. Trenary's 1998 compensation package consisted of a salary of $250,000, effective as of April 28, 1998, and a bonus of $125,000 for his accomplishments during 1997. During 1998, the Compensation Committee determined to increase Mr. Trenary's equity position in Sunrise by granting him options to purchase 386,000 shares of Sunrise Stock. The Compensation Committee believes that Mr. Trenary's 1998 salary was in the low range compared to chief executive officers in peer companies. Therefore, the Compensation Committee determined to increase Mr. Trenary's salary for 1999 to $325,000 and awarded him a bonus of $150,000 for his accomplishments during 1998. To increase Mr. Trenary's equity position in Sunrise and further align his interests with Sunrise's stockholders, the Compensation Committee granted Mr. Trenary warrants to purchase 200,000 shares of Sunrise Stock. Finally, the Compensation Committee awarded Mr. Trenary an allowance for his automobile and related expenses not to exceed $1,000 per month, and an allowance for club dues for business purposes.

  Policies with Respect to Deductibility of Compensation

     Section 162(m) of the Code limits Sunrise to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year will exceed $1,000,000. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and the final Treasury regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interests of Sunrise.

                                          Submitted by:

                                          The Compensation Committee
                                          Joseph D. Koenig
                                          Michael S. McFarland, M.D.

February 17, 1999

     THE BOARD UNANIMOUSLY RECOMMENDS AND NOMINATES JOSEPH D. KOENIG AND C. RUSSELL TRENARY, III FOR ELECTION AS CLASS III DIRECTORS OF SUNRISE BY THE STOCKHOLDERS AT THE ANNUAL MEETING TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2002, OR AS OTHERWISE PROVIDED IN THE CERTIFICATE.

     Vote Required. The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy, at a meeting at which a quorum is present, is required for election of the nominees as Class III directors.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Sunrise Stock with the cumulative return on the NASDAQ Composite (U.S.) and the Hambrecht & Quist Technology Index for the five year period ended December 31, 1998, assuming dividend reinvestment.

                                                  SUNRISE TECHNOLOGIES       HAMBRECHT & QUIST TECH.      NASDAQ COMPOSITE (US)
                                                  --------------------       -----------------------      ---------------------
'12/31/93'                                               100.00                      100.00                      100.00
'12/31/94'                                                35.00                      119.00                       97.00
'12/31/95'                                                38.00                      178.00                      135.00
'12/31/96'                                                21.00                      221.00                      166.00
'12/31/97'                                                81.00                      259.00                      202.00
'12/31/98'                                               140.00                      402.00                      282.00

Source: Beacon Hill Partners, Inc. www.bhpweb.com (212) 843-8500. Data from Bloomberg Financial Markets.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, officers, directors and beneficial owners of 10% of the Sunrise Stock outstanding (collectively, "insiders") are required to file reports with the Commission to report beneficial ownership of, and transactions in, securities of Sunrise. All such reports required to be filed by insiders during 1998 were timely filed except for R. Dale Bowerman, who made one late filing reporting a disposition of shares.

                              CERTAIN TRANSACTIONS

     In December 1998, Sunrise completed a private placement of $11,800,000 of Sunrise Stock priced at $3.50 per share. Portions of the gross proceeds were evidenced by promissory notes bearing interest at a rate of 9% per annum due on March 15, 1999. One of the purchasers of the Sunrise Stock has not yet repaid his promissory note which has a principal balance of $1,000,000. One Sunrise stockholder with beneficial ownership of more than 5% of Sunrise Stock, Dr. David C. Brown, purchased $2,000,000 of the shares through the issuance of a promissory note, which note was repaid as of March 22, 1999.

                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Sunrise has selected and intends to appoint PricewaterhouseCoopers LLP ("PWC") as Sunrise's independent accountants for the fiscal year ending December 31, 1999. PWC served as the principal independent accountants for Sunrise in 1998. Services provided to Sunrise by PWC in fiscal 1998 included the examination of Sunrise's consolidated financial statements, limited reviews of quarterly reports and services related to filings with the Commission. Representatives of PWC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

     The Board is seeking stockholder ratification of the appointment of PWC; however, the Audit Committee or the Board may determine, in their discretion and without seeking approval from the stockholders of Sunrise, to change Sunrise's accountants if the Audit Committee or Board determines it to be in the interests of Sunrise and the stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

     Vote Required. The affirmative vote of a majority of the votes cast, excluding abstentions, at a meeting at which a quorum is present is required to ratify the foregoing proposal.

                                   PROPOSAL 3

            APPROVAL OF THE 1999 LONG-TERM EQUITY COMPENSATION PLAN

     Sunrise's success depends, in large measure, on its ability to recruit and retain key employees, consultants and non-employee directors with outstanding ability and experience. The Board also believes there is a need to align stockholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of Sunrise's financial goals. In order to accomplish these objectives, the Board has adopted, and recommends that the stockholders approve, the Sunrise Technologies International, Inc. amended and restated 1999 Long-Term Equity Compensation Plan (the "ECP"). The ECP is being presented to stockholders for approval in order to assure federal income tax deductibility of certain amounts paid under the ECP to certain executives.

     The ECP is intended to replace Sunrise's 1997 Stock Option Plan, which does not have a sufficient number of shares available to make stock option grants to participating employees in 1999. The recommendation of the Board to increase the number of shares of Sunrise Stock available for issuance under the 1997 Stock Option Plan was not submitted to the stockholders at Sunrise's 1998 annual meeting. Sunrise has continuously maintained an employee stock option plan and made periodic grants to key employees thereunder since 1988. The Board believes that the existence of these plans has been of substantial benefit to Sunrise by allowing Sunrise to compensate its key employees in a manner that closely aligns the interests of management with the interests of Sunrise's stockholders.

SUMMARY DESCRIPTION OF THE ECP

     The following summary of the terms of the ECP is qualified in its entirety by reference to the text of the plan, which is attached as Annex A to this Proxy Statement. The ECP was adopted effective as of March 20, 1999, subject to stockholder approval.

ADMINISTRATION

     The ECP will be administered by the Compensation Committee of the Board.

ELIGIBILITY

     Officers, key employees, consultants and non-employee directors of Sunrise are eligible to participate in the ECP. As the ECP provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

STOCK AVAILABLE FOR ISSUANCE THROUGH THE ECP

     The ECP provides for a number of forms of stock-based compensation, as further described below. Up to 2,100,000 shares of Sunrise Stock are authorized for issuance through the ECP. Shares issued under the ECP may be either authorized but unissued shares (subject to a maximum of 2,100,000 shares). Provisions in the ECP permit the reuse or reissuance by the ECP of shares of common stock underlying canceled, expired or forfeited awards of stock-based compensation. On March 22, 1999, the closing price for Sunrise Stock on the Nasdaq National Market System was $9.50.

     Stock-based compensation will typically be issued in consideration for the performance of services to Sunrise. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Compensation Committee so provides, in shares of common stock, by cashless exercise or by certain other means designated by the Compensation Committee.

DESCRIPTION OF AWARDS UNDER THE PLAN

     The Compensation Committee may award to eligible participants incentive and nonqualified stock options, stock appreciation rights, restricted stock and performance units/performance shares. As separately described under "Performance Measures," the Compensation Committee may also grant awards subject to satisfaction of specific performance goals. The forms of awards are described in greater detail below.

STOCK OPTIONS

     The Compensation Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with
Section 422 of the Code. Each option issued under the ECP must be exercised within a period of ten years from the date of the grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. If an award of stock options or stock appreciation rights is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to stock options with or without tandem stock appreciation rights, or freestanding stock appreciation rights, granted in any calendar year to any one participant is 1,000,000. Subject to the specific terms of the ECP, the Compensation Committee will have discretion to set such additional limitations on such grants as it deems appropriate.

     Options granted to participants under the ECP will expire at such times as the Compensation Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant's employment with the Company. The termination provisions will be determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

     Upon the exercise of an option granted under the ECP, the option price is payable in full to the Company by the participant, in a form so determined by the Compensation Committee, either: (a) in cash or its equivalent; (b) by tendering shares of Sunrise Stock having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender); (c) by withholding Sunrise Stock which otherwise would be acquired on exercise having a Fair Market Value at the time of exercise equal to the total option price; (d) by promissory note; or (e) by any combination of the foregoing methods of payment. The Compensation Committee may also allow options granted under the

ECP to be exercised by a cashless exercise, as permitted under Federal Reserve Board Regulation T, or any other means the Compensation Committee determines to be consistent with the ECP's purpose and applicable law.

STOCK APPRECIATION RIGHTS

     The Compensation Committee may also award stock appreciation rights ("SARs") under the ECP upon such terms and conditions as it shall establish. The exercise price of a freestanding SAR shall equal the fair market value of a share of Sunrise Stock on the date of grant, while the exercise price of a tandem SAR issued in connection with a stock option shall equal the option price of the related option. If an award of SARs is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to SARs is described above under "Stock Options."

RESTRICTED STOCK

     The Compensation Committee also may award shares of restricted Sunrise Stock under the ECP upon such terms and conditions as it shall establish. If an award of restricted Sunrise Stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be granted in the form of restricted Sunrise Stock in any one calendar year to any one participant is 200,000. The award agreement will specify the period(s) of restriction, the number of shares of restricted Sunrise Stock granted, restrictions based upon the achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients may have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. Participants may receive dividends on their shares of restricted Sunrise Stock and the Compensation Committee, in its discretion, will determine how any such dividends are to be paid.

     Each award agreement for restricted Sunrise Stock will set forth the extent to which the participant will have the right to retain unvested restricted Sunrise Stock following termination of the participant's employment or consulting arrangement with the Company. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted Sunrise Stock issued pursuant to the ECP and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations by reason of death, disability or retirement, the vesting of restricted stock which qualifies for performance-based compensation under
Section 162(m) of the Code and which are held by "covered employees" under
Section 162(m) of the Code shall occur at the time it otherwise would have, but for the employment termination.

PERFORMANCE UNITS/SHARES

     The Compensation Committee has the discretion to award performance units and performance shares under the ECP upon such terms and conditions as it shall establish. If an award of performance units or performance shares is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum aggregate payout for awards of performance units or performance shares which may be granted in any one calendar year to any one participant shall be the fair market value of 200,000 shares of Sunrise Stock. Performance units will have an initial value as determined by the Compensation Committee while the performance share will have an initial value equal to one share of Sunrise Stock. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals are met.

PERFORMANCE MEASURES

     The Compensation Committee may grant awards under the ECP to eligible participants subject to the attainment of certain specified performance measures. The number of performance-based awards granted to a participant in any year is determined by the Compensation Committee in its sole discretion.

     The value of each performance-based award shall be determined solely upon the achievement of certain pre-established objective performance goals during each performance period (the "Performance Period"). The duration of a Performance Period will be set by the Compensation Committee. A new Performance Period may begin every year, or at more frequent or less frequent intervals, as determined by the Compensation Committee.

     The Compensation Committee shall establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each Performance Period, the performance measures which shall be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the performance-based awards.

     The value of performance-based awards may be based on absolute measures or on a comparison of the Company's financial measures during a Performance Period to the financial measures of a group of competitors. The performance measures are net income either before or after taxes, market share, customer satisfaction, profits, share price, earnings per share, total stockholder return, return on assets, return on equity, operating income, return on capital or investments, and economic value added.

     Following the end of a Performance Period, the Compensation Committee shall determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Compensation Committee shall also have discretion to reduce (but not to increase) the value of a performance-based award.

     The Compensation Committee will certify, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals. As soon as practicable thereafter, payment of the awards to participants, if any, shall be made in the form of shares of Sunrise Stock or cash, as applicable.

CONDITIONS TO AWARD PAYMENTS

     All rights of a participant under any award under the ECP will cease on and as of a date on which it is determined by the Compensation Committee that a participant acted in a manner inimical to the best interests of the Company. Participants who terminate employment with the Company for any reason other than death while any award under the ECP remains outstanding, shall receive such shares or benefit only if, during the entire period from his or her date of termination to the date of such receipt, the participant shall: (i) consult and cooperate with the Company on matters under his or her supervision during the participant's employment; and (ii) refrain from engaging in any activity that is directly or indirectly in competition with any activity of the Company. In the event a participant fails to comply with such requirement, the participant's rights under any outstanding award shall be forfeited unless otherwise provided by the Company.

ADJUSTMENT AND AMENDMENTS

     The ECP provides for appropriate adjustments in the number of shares of Sunrise Stock subject to awards and available for future awards in the event of changes in outstanding Sunrise Stock by reason of a merger, stock split or certain other events.

     The ECP may be modified or amended by the Board at any time and for any purpose which the Board deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent.

CHANGE IN CONTROL

     In the event of a change in control, all Options and SARs granted under the ECP shall become immediately exercisable, restriction periods and other restrictions imposed on restricted Sunrise Stock which is not performance-based shall lapse, and the target payout opportunities attainable under all outstanding awards of performance-based restricted Sunrise Stock, performance shares and performance units shall be deemed to have been fully earned for the entire performance period as of the effective date of the change in control. The vesting of such awards shall be accelerated.

NONTRANSFERABILITY

     No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the ECP shall be assignable or transferable by a participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Compensation Committee, subject to restrictions imposed under the Commission's short-swing trading rules and federal tax requirements relating to incentive stock options.

DURATION OF THE PLAN

     The ECP will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all performance periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the ECP on or after March 19, 2009.

FEDERAL INCOME TAX CONSEQUENCES

  Options

     With respect to options which qualify as ISOs, an ECP participant will not recognize income for federal income tax purposes at the time options are granted or exercised, and Sunrise will not be entitled to a deduction with respect to the granting or exercise of such an option except in the limited circumstances discussed below. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the fair market value of the shares on the date of option exercise exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. In addition, if the holding periods are not met, Sunrise will be entitled to a deduction corresponding to the ordinary income amount recognized by the participant. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

     With respect to NQSOs, the participant will not recognize any income and Sunrise will not be entitled to a deduction upon grant of the option. Upon exercise, the participant will recognize ordinary income, and Sunrise will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

  SARS

     The recipient of a grant of SARs will not realize taxable income and Sunrise will not be entitled to a federal income tax deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income, and Sunrise will generally be entitled to a corresponding deduction, equal to the amount of cash received.

  Restricted Stock

     A participant holding restricted Sunrise Stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and Sunrise will generally be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted Sunrise Stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company.

  Performance Units, Performance Shares

     The recipient of a grant of performance units or performance shares will not realize taxable income and Sunrise will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and Sunrise will generally be entitled to a corresponding deduction, equal to the amount of cash or stock received.

  Section 162(m)

     Under Section 162(m) of the Code, compensation paid by Sunrise in excess of $1,000,000 for any taxable year to "covered employees" generally is deductible by Sunrise for federal income tax purposes if it is based on the performance of Sunrise, is paid pursuant to a plan approved by Sunrise's stockholders, and meets certain other requirements. Generally, "covered employees" under Section 162(m) of the Code means the chief executive officer and the four other highest paid executive officers of Sunrise as of the last day of the taxable year.

     It is presently anticipated that the Compensation Committee will at all times consist of "outside directors" as required for purposes of Section 162(m) of the Code, and that the Compensation Committee will take the effect of Section 162(m) of the Code into consideration in structuring ECP awards.

     THE BOARD UNANIMOUSLY RECOMMENDS THE APPROVAL OF THE 1999 LONG-TERM EQUITY COMPENSATION PLAN.

     Vote Required. The affirmative vote of a majority of the votes cast, excluding abstentions, at a meeting at which a quorum is present, is required to adopt the foregoing proposal.

                                 OTHER MATTERS

     To the best of the knowledge, information and belief of the directors of Sunrise, there are no other matters which are to be acted upon at the Annual Meeting. If such matters arise, the form of proxy confers discretionary authority on the proxy holders designated therein to vote with respect to such matters.

                             STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Proxy Statement for the next annual meeting of stockholders, proposals must be received by Sunrise no later than January 3, 2000. Any such proposals should be directed to the Secretary of Sunrise.

                                          By Order of the Board
                                          [KOENIG SIG]
                                          Joseph D. Koenig
                                          Chairman of the Board

                                                                         ANNEX A

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

                                 1999 LONG-TERM
                            EQUITY COMPENSATION PLAN

                    AMENDED AND RESTATED AS OF APRIL 6, 1999

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

                    1999 LONG-TERM EQUITY COMPENSATION PLAN
                    AMENDED AND RESTATED AS OF APRIL 6, 1999

                                                                           PAGE
                                                                           ----
Article 1.   Establishment, Objectives and Duration......................   A-1
Article 2.   Definitions.................................................   A-1
Article 3.   Administration..............................................   A-3
Article 4.   Shares Subject to the Plan and Maximum Awards...............   A-3
Article 5.   Eligibility and Participation...............................   A-4
Article 6.   Stock Options...............................................   A-4
Article 7.   Stock Appreciation Rights...................................   A-6
Article 8.   Restricted Stock............................................   A-7
Article 9.   Performance Units and Performance Shares....................   A-8
Article 10.  Performance Measures........................................   A-9
Article 11.  Beneficiary Designation.....................................   A-9
Article 12.  Deferrals...................................................  A-10
Article 13.  Retention Rights............................................  A-10
Article 14.  Amendment, Modification, Termination and Adjustments........  A-10
Article 15.  Payment of Plan Awards and Conditions Thereon...............  A-11
Article 16.  Change in Control...........................................  A-11
Article 17.  Withholding.................................................  A-12
Article 18.  Indemnification.............................................  A-12
Article 19.  Successors..................................................  A-13
Article 20.  Legal Construction..........................................  A-13

                                   ARTICLE 1.

                     ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1. Establishment of the Plan. Sunrise Technologies International, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby amends and restates its incentive compensation plan to be known as the "Sunrise Technologies International, Inc. 1999 Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of April 6, 1999 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after March 19, 2009.

                                   ARTICLE 2.

                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

     2.3. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.4. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5. "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7. "Committee" means any committee appointed by the Board to administer the Plan, as specified in Article 3 herein.

     2.8. "Company" means Sunrise Technologies International, Inc., a Delaware corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 19 herein.

     2.9. "Consultant" means a consultant or advisor who provides bona fide services to the Company as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except for purposes of an ISO grant under Article 6.

     2.10. "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.11. "Director" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate.

     2.12. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

     2.13. "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.14. "Employee" means any full-time, active employee of the Company or its Subsidiaries or Affiliates. Directors or Consultants who are not employed by the Company shall not be considered Employees under this Plan.

     2.15. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16. "Fair Market Value" shall be determined on the basis of the closing sale price at which Shares have been sold regular way on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which there was such a sale.

     2.17. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.18. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.19. "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.20. "Non-Employee Director" shall mean a Director who is not also an Employee. Service as a Non-Employee Director shall be considered employment for all purposes of the Plan, except for purposes of an ISO grant under Article 6.

     2.21. "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.22. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.23. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.24. "Participant" means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

     2.25. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.26. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

     2.27. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

     2.28. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.29. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.30. "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

     2.31. "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

     2.32. "Shares" means the shares of common stock of the Company.

     2.33. "Stock Appreciation Right" or "SAR" means an Award, granted alone or, in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.34. "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest (including all divisions, affiliates and related entities).

     2.35. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                                   ARTICLE 3.

                                 ADMINISTRATION

     3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board consisting of not less than two (2) Directors who meet the "outside director" requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and the requirements of Code
Section 162(m), or by any other committee appointed by the Board, provided the members of such committee meet such requirements.

     3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select individuals who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

     3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

                                   ARTICLE 4.

                 SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. Number Of Shares Available For Grants. Subject to Sections 4.2 and 4.3 herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be two million one hundred thousand (2,100,000). Shares issued under the Plan may be either authorized but unissued Shares, treasury Shares or any combination thereof.

     Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan, subject to Sections 4.2 and 4.3.

          (a) Stock Options and SARS: The maximum aggregate number of Shares that may be subject to Stock Options, with or without Tandem SARs, or Freestanding SARs, granted in any one fiscal year to any one Participant shall be one million (1,000,000).

          (b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock which are intended to qualify for the Performance-Based Exception, and which are granted in any one fiscal year to any one Participant shall be two hundred thousand (200,000) Shares.

          (c) Performance Shares/Performance Units: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares or Performance Units which are intended to comply with the Performance-Based Exception, and which are granted in any one fiscal year to any one Participant shall be equal to the Fair Market Value of two hundred thousand (200,000) Shares.

     4.2. Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Stock or other Shares are forfeited.

     4.3. Adjustments. In the event of any change in corporate capitalization such as a stock split, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a), 4.l(b) and 4.l(c), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                                   ARTICLE 5.

                         ELIGIBILITY AND PARTICIPATION

     5.1. Eligibility. Persons eligible to participate in this Plan include Consultants, Non-Employee Directors and officers and certain key salaried Employees of the Company with potential to contribute to the success of the Company or its Subsidiaries, including Employees who are members of the Board.

     5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Participants those to whom Awards shall be granted, and shall determine the nature and amount of each Award.

                                   ARTICLE 6.

                                 STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO, whose grant is intended not to fall under the provisions of Code Section 422.

     6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4. Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant and provided further that no Option shall be exercisable later than the fifth anniversary date of its grant for an ISO granted to a Participant, who at the time of such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

     6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full in a form as determined by the Committee either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); (c) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (d) by promissory note of the Participant; or (e) by any combination of the foregoing methods of payment.

     The Committee may also allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8. Termination of Employment or Consulting Arrangement. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or consulting arrangement with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

     6.9. Nontransferability of Options.

          (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant's legal representative (to the extent permitted under Code
     Section 422).

          (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or the Participant's legal representative.

                                   ARTICLE 7.

                           STOCK APPRECIATION RIGHTS

     7.1. Grant of Sars. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten years.

     7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

          (b) the number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7. Termination of Employment or Consulting Arrangement. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or consulting arrangement with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

     7.8. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the Participant's legal representative.

                                   ARTICLE 8.

                                RESTRICTED STOCK

     8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

     8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

     8.3. Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or the Participant's legal representative.

     8.4. Other Restrictions. Subject to Article 10 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

     The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5. Voting Rights. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     8.7. Termination of Employment or Consulting Arrangement. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or consulting arrangement with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment; provided, however, that except in the cases of terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the employment termination.

                                   ARTICLE 9.

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

     9.5. Termination of Employment or Consulting Arrangement Due to Death, Disability or Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment or consulting arrangement of the Participant is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

     Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

     9.6. Termination of Employment or Consulting Arrangement for Other Reasons. In the event the Participant's employment or consulting arrangement terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

     9.7. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                                  ARTICLE 10.

                              PERFORMANCE MEASURES

     Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among net income either before or after taxes, market share, customer satisfaction, profits, share price, earnings per share, total stockholder return, return on assets, return on equity, operating income, return on capital or investments, or economic value added (including, but not limited to, any or all of such measures in comparison to the Company's competitors, the industry or some other comparator group).

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                                  ARTICLE 11.

                            BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, the Participant's beneficiary shall be paid to the Participant's estate.

                                  ARTICLE 12.

                                   DEFERRALS

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                                  ARTICLE 13.

                                RETENTION RIGHTS

     13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate the services of any Participant at any time, nor confer upon any Participant any right to continue as an Employee, Non-Employee Director or Consultant.

     13.2. Participation. No Participant shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

                                  ARTICLE 14.

              AMENDMENT, MODIFICATION, TERMINATION AND ADJUSTMENTS

     14.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board, upon recommendation of the Committee, may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     14.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that unless the Committee determines otherwise, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan or Awards meeting the requirements of Code Section 162(m), as from time to time amended.

     14.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 14.2 hereof), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

     14.4. Compliance With Code Section 162(m). At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 14, make any adjustments it deems appropriate.

                                  ARTICLE 15.

                 PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

     15.1. Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant who is an Employee shall terminate, for any reason other than death, while any Award to such Participant is outstanding hereunder, and such Participant has not yet received the Shares covered by such Award or otherwise received the full benefit of such Award, such Participant, if otherwise entitled thereto, shall receive such Shares or benefit only if, during the entire period from the date of such Participant's termination to the date of such receipt, such Participant shall have earned out such Award by: (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company or any Subsidiary or Affiliate thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary or Affiliate thereof; and (ii) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary or Affiliate thereof.

     15.2. Nonfulfillment of Competitive Activity Conditions; Waivers Under the Plan. In the event of a Participant's nonfulfillment of any condition set forth in Section 15.1 hereof, such Participant's rights under any Award shall be forfeited and canceled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of, or subsequent to termination of employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary or Affiliate thereof by reason of the nonfulfillment of such condition.

     15.3. Effect of Inimical Conduct. Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant's employment in the case of a Participant who is an Employee) acted in manner inimical to the best interests of the Company or any Subsidiary or Affiliate thereof.

                                  ARTICLE 16.

                               CHANGE IN CONTROL

     16.1. Definition. For purposes of this Plan, a "Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (a) the "Beneficial Ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" as defined in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

          (b) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

          (c) during any period of three (3) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

     16.2. Treatment of Outstanding Awards. Subject to Section 16.3 herein, upon the occurrence of a Change in Control:

          (a) any and all Options and SARs granted hereunder shall become immediately exercisable and shall remain exercisable throughout their entire term;

          (b) any restriction periods and restrictions imposed on Restricted Stock which are not performance-based shall lapse; and

          (c) the target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares (or their cash equivalents) based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     16.3. Termination, Amendment and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 16 may not be terminated, amended or modified on or after the date of an event which is likely to give rise to a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

     16.4. Pooling of Interest Accounting. Notwithstanding anything contained in the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting.

                                  ARTICLE 17.

                                  WITHHOLDING

     17.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     17.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                  ARTICLE 18.

                                INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                  ARTICLE 19.

                                   SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

                                  ARTICLE 20.

                               LEGAL CONSTRUCTION

     20.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     20.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     20.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

                                      PROXY



                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

                             3400 WEST WARREN AVENUE
                                FREMONT, CA 94538
                                  510-623-9001


           This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held
                                 April 30, 1999


         The undersigned hereby appoints C. Russell Trenary, III and Eric M. Fogel and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sunrise Technologies International, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Newark-Fremont Hilton Hotel, 39900 Balentine Drive, Newark, California 94560 on April 30, 1999, at 10:00 a.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                 (Continued, and to be signed on the other side)

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED BELOW AND A VOTE FOR PROPOSALS 2 AND 3.

1. PROPOSAL 1: To elect two Class III directors to hold office until the Annual Meeting of Stockholders to be held in the year 2002.

         FOR                      WITHHOLD
                                  FOR ALL
         [  ]                      [  ]

NOMINEES: Joseph D. Koenig, C. Russell Trenary, III

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)



2. PROPOSAL 2: To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 1999.

         FOR                      AGAINST                   ABSTAIN

         [  ]                      [  ]                      [  ]

3. PROPOSAL 3: To approve the adoption of the 1999 Long-Term Equity Compensation Plan.

         FOR                      AGAINST                   ABSTAIN

         [  ]                      [  ]                      [  ]




I PLAN TO ATTEND THE MEETING
                                      Please sign exactly as your name appears
       YES         NO                 hereon. If the stock is registered in
                                      the names of two or more persons, NO
                                      each should sign. Executors,
                                      administrators, trustees, guardians or
Date:___________________________      attorneys-in-fact should add their
                                      titles. If signer is a corporation,
                                      please give full corporate name and have
________________________________      a duly authorized officer sign, stating
Signature                             title. If signer is a partnership,
                                      please sign in partnership name by
                                      authorized person.
________________________________
Signature (if held jointly)



Please vote, date and promptly return this proxy in the enclosed envelope which is postage prepaid if mailed in the United States.